Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MEI Pharma, Inc.

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated September 1, 2015, relating to the financial statements and the effectiveness of MEI Pharma Inc.’s (the “Company”) internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2015.

/s/ BDO USA, LLP

La Jolla, California

August 24, 2016